Exhibit 99.3

POWERWAVE TECHNOLOGIES, INC.

INDEX TO PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Page
Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended October 2, 2005	F-59

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended January 2, 2005	F-60

Notes to Unaudited Pro Forma Condensed Combined Financial Information	F-61

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives effect to Powerwave’s acquisition of selected assets and liabilities of the REMEC Wireless Systems Business (the “REMEC Acquisition”). The REMEC Acquisition is accounted for as a purchase business combination. The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months October 2, 2005 and for the year ended January 2, 2005 give effect to the REMEC Acquisition as if it had occurred on December 29, 2003. In the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended October 2, 2005, the Powerwave amounts include one month’s results of the acquired operations of REMEC’s Wireless Systems Business, while the amounts of REMEC’s Wireless Systems Business reflect seven months of operations. This results from the differing year ends of Powerwave and REMEC of January 1, 2006 and January 31, 2006, respectively. An Unaudited Pro Forma Condensed Combined Balance Sheet is not included in the Unaudited Pro Forma Condensed Combined Financial Information as the REMEC Acquisition is reflected in Powerwave’s consolidated balance sheet as of October 2, 2005 included in its filing on Form 10-Q.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of Powerwave and REMEC’s Wireless Systems Business and should be read in conjunction with those financial statements and notes.

Under the purchase method of accounting, the purchase price, calculated as described in Note 3 to this Unaudited Pro Forma Condensed Combined Financial Information, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management has completed a preliminary allocation of the purchase consideration based upon estimates of fair value determined by management with the assistance of independent valuation specialists. Such allocation and amounts may change as management finalizes its valuation of identified intangibles, restructuring and integration plan, product line rationalization decisions, as well as its final evaluation of liabilities associated with warranty obligations assumed in the REMEC Acquisition. Additional costs to restructure and integrate the REMEC operations recorded in future periods will be recorded as an adjustment to goodwill. Additionally, the Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any synergies or cost savings, which may be realized as a result of the REMEC Acquisition, and the impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of Powerwave or REMEC’s Wireless Systems Business had the REMEC Acquisition occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be expected in the future.

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED OCTOBER 2, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	REMEC’s Wireless Systems Business	Less Operations Not Acquired (Note 2)	REMEC’s Operations Acquired by Powerwave	Powerwave Pro Forma Adjustments	Pro Forma Notes	Pro Forma Combined
Revenues	$566,336	$190,258	$21,676	$168,582	$—		$734,918

Cost of sales:
Cost of goods	416,110	162,051	18,280	143,771	—		559,881
Intangible asset amortization	5,861	—	—	—	3,213	a	9,074
Acquired inventory incremental costs	1,405	—	—	—	—		1,405

Total cost of sales	423,376	162,051	18,280	143,771	3,213		570,360

Gross profit	142,960	28,207	3,396	24,811	(3,213)		164,558

Operating expenses:
Sales and marketing	28,681	4,880	463	4,417	—		33,098
Research and development	44,843	18,131	1,687	16,444	—		61,287
General and administrative	29,505	17,828	4,433	13,395	—		42,900
Intangible asset amortization	5,892	516	—	516	960	a	7,368
In-process research and development	350	—	—	—	—		350
Restructuring and impairment charges	116	—	—	—	—		116

Total operating expenses	109,387	41,355	6,583	34,772	960		145,119

Operating income (loss)	33,573	(13,148)	(3,187)	(9,961)	(4,173)		19,439

Other income (expense), net	1,416	(2,765)	—	(2,765)	(877)	b	(2,226)
Provision for (benefit from) income taxes	3,499	506	506	—	—		3,499

Net income (loss)	$31,490	$(16,419)	$(3,693)	$(12,726)	$(5,050)		$13,714

Basic earnings per share	$0.31						$0.12

Diluted earnings per share	$0.27						$0.12

Basic weighted average common shares	100,927				10,000	c	110,927

Diluted weighted average common shares	133,192				10,000	c	112,765

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 2, 2005

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	REMEC’s Wireless Systems Business	Less Operations Not Acquired (Note 2)	REMEC’s Operations Acquired by Powerwave	Powerwave Pro Forma Adjustments	Pro Forma Notes	Pro Forma Combined
Revenues	$473,914	$324,358	$71,619	$252,739	$—		$726,653

Cost of sales:
Cost of goods	362,872	286,755	58,878	227,877	—		590,749
Intangible asset amortization	4,615	—	—	—	4,820	a	9,435
Restructuring and impairment charges	506	—	—	—	—		506

Total cost of sales	367,993	286,755	58,878	227,877	4,820		600,690

Gross profit	105,921	37,603	12,741	24,862	(4,820)		125,963

Operating expenses:
Sales and marketing	28,461	12,270	1,795	10,475	—		38,936
Research and development	47,188	40,120	7,224	32,896	—		80,084
General and administrative	24,291	29,492	7,439	22,053	—		46,344
Intangible asset amortization	7,355	686	—	686	1,858	a	9,899
In-process research and development	23,450	—	—	—	—		23,450
Restructuring and impairment charges	2,103	61,512	—	61,512	—		63,615

Total operating expenses	132,848	144,080	16,458	127,622	1,858		262,328

Operating loss	(26,927)	(106,477)	(3,717)	(102,760)	(6,678)		(136,365)

Other income (expense), net	118	(239)	—	(239)	(659)	b	(780)
Provision for (benefit from) income taxes	45,313	(62)	(62)	—	—		45,313

Net loss	$(72,122)	$(106,654)	$(3,655)	$(102,999)	$(7,337)		$(182,458)

Basic loss per share	$(0.80)						$(1.82)

Diluted loss per share	$(0.80)						$(1.82)

Basic weighted average common shares	90,212				10,000	c	100,212

Diluted weighted average common shares	90,212				10,000	c	100,212

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Information reflects the REMEC Acquisition accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.

In the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended October 2, 2005, the Powerwave amounts include one month’s results of the acquired operations of REMEC’s Wireless Systems Business, while the amounts of REMEC’s Wireless Systems Business reflect seven months of operations. This results from the differing year ends of Powerwave and REMEC of January 1, 2006 and January 31, 2006, respectively.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended October 2, 2005 and for the year ended January 2, 2005 give effect to the REMEC Acquisition as if it had occurred on December 29, 2003. The pro forma financial statements reflect the fiscal period end dates of Powerwave.

Note 2. Operations Not Acquired

Powerwave acquired substantially all of REMEC’s Wireless Systems Business through the purchase of selected assets and liabilities. However, Powerwave did not acquire the assets and liabilities related to REMEC’s ODU/Transceiver product line and manufacturing services business and certain corporate-related assets and liabilities which are reflected in the historical financial statements of REMEC’s Wireless Systems Business. As such, the Unaudited Pro Forma Condensed Combined Financial Information have been adjusted to exclude the operations of REMEC’s ODU/Transceiver product line, manufacturing services business and corporate-related operations.

Note 3. Purchase Accounting

The total purchase price of the selected assets and liabilities of the Wireless Systems Business of REMEC includes the issuance of 10 million shares of Powerwave Common Stock valued at an average price of $7.95 per share based on the average closing price for three days before and after announcement of the REMEC Acquisition. The total estimated purchase price is as follows (in thousands):

Cash	$40,000
Value of Powerwave Common Stock issued	79,500
Transaction costs and expenses	2,528

Total purchase price	$122,028

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

Under the purchase method of accounting, the purchase price will be allocated to acquired tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the REMEC Acquisition (September 2, 2005), with any excess being ascribed to goodwill. Management is primarily responsible for determining the fair values of these assets. Management has completed a preliminary allocation of the purchase consideration based upon estimates of fair value determined by management with the assistance of independent valuation specialists. Such allocation and amounts may change as management finalizes its valuation of identified intangibles, restructuring and integration plan, product line rationalization decisions, as well as its final evaluation of liabilities associated with warranty obligations assumed in the REMEC Acquisition. Additional costs to restructure and integrate the REMEC operations recorded in future periods will be recorded as an adjustment to goodwill. The following is the preliminary allocation of purchase price (in thousands):

Current assets	$77,504
Goodwill	32,973
Identifiable intangible assets	28,720
Other non-current assets	39,964
Current liabilities	(56,205)
Other non-current liabilities	(928)

Total purchase price	$122,028

Identifiable intangible assets include developed technology, customer relationships, and customer backlog and will be amortized over their estimated useful lives of 4 years on a weighted-average basis.

Note 4. Unaudited Pro Forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of Powerwave and the acquired selected assets and liabilities of the Wireless Systems Business of REMEC:

(a) Represents an adjustment to eliminate historical amortization of intangible assets recorded by REMEC’s Wireless Systems Business and to amortize identifiable intangible assets with finite useful lives from the current transaction, discussed in Note 3 above, over a weighted average life of 4 years. Amortization expense is recorded to individual financial statement line items based on the nature of the underlying asset. Goodwill and intangible assets related to the REMEC acquisition have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

(b) Reflects the decrease in interest income resulting from the use of cash to consummate the REMEC acquisition. Interest rates of 2.75% and 1.55% for the nine months ended October 2, 2005 and the year ended January 2, 2005, respectively, were used to determine the reduction in interest income. This rate approximates the average rate of return on cash and investments of Powerwave for respective periods.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION—(Continued)

(c) Reflects the issuance of 10 million shares of Powerwave Common Stock valued at $79.5 million.

Note 5. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the Unaudited Pro Forma Condensed Combined Statements of Operations (in thousands):

	For the Nine Months Ended October 2, 2005	For the Year Ended January 2, 2005
Powerwave historical weighted average common shares used in computing basic income (loss) per share	100,927	90,212
Shares of Powerwave common stock issued	10,000	10,000

Pro forma weighted average common shares used in computing basic income (loss) per share	110,927	100,212
Potential common shares	1,838	—

Pro forma weighted average common shares used in computing diluted income (loss) per share	112,765	100,212

Potential common shares of 30,427,017 and 15,892,536 have been excluded from pro forma diluted weighted average common shares for the nine months ended October 2, 2005 and the year ended January 2, 2005, respectively, as the effect would be antidilutive.